SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2006

STRATEGY INTERNATIONAL INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF TEXAS (State or Other Jurisdiction of Incorporation)	333-106637 (Commission File Number)	16-1644353 (I.R.S. Employer Identification No.)

200 Yorkland Blvd., Suite 710, Toronto, Ontario, M2J5C1, Canada
(Address of Principal Executive Offices)

(416) 496-9988
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 7, 2006, Strategy International Insurance Group, Inc. (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1, announcing that its wholly-owned subsidiary, Strategy Insurance Limited (“Strategy Insurance”), a provider of specialty lines of insurance, reinsurance and structured risk underwriting focusing on niche markets, has received written approval from the Office of the Supervisor of Insurance and Pensions of Barbados confirming that its recently completed issuance of Series D Preferred Stock valued at US$518 million constitutes valid capitalization for the determination of the margin of solvency of Strategy Insurance.

The information in this Current Report on Form 8-K, including exhibits, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

Exhibit 99.1	Press Release of Strategy International Insurance Group, Inc. dated June 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2006

STRATEGY INTERNATIONAL INSURANCE GROUP, INC. (Registrant)

By:	/s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Strategy International Insurance Group, Inc. dated June 7, 2006